UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                 August 27, 1997
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                            THE FORTRESS GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                       0-28024               54-1774997
- ---------------------------------       -----------          -------------------
 (State or other jurisdiction           (Commission            (IRS Employer
of incorporation or organization)         File No.)          Identification No.)


              1921 Gallows Road, Suite 730, Vienna, Virginia 22182
              -----------------------------------------------------
              (Address of principal executive offices and zip code)


                                 (703) 442-4545
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              (Registrant's telephone number, including area code)


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Item 2.   Acquisition or Disposition of Assets.

          On August 18, 1997, The Fortress Group, Inc. (the Company) executed a definitive agreement (the Agreement) to acquire the homebuilding business conducted by Don Galloway Homes, Inc. through the purchase of the stock Don Galloway Homes, Inc. and certain related interests (collectively, Galloway) from Don A. Galloway and certain members of his family. The transaction closed on August 27, 1997.

          The consideration paid after arm's-length negotiations is up to $39.6 million with an initial consideration of $34.6 million consisting of $5 million in cash, $5 million in a short-term note, 60,000 shares of the Company's Series D Convertible Preferred Stock ($6 million liquidation value) and approximately $18.6 million in assumed debt. Based upon the financial performance of Galloway through December 31, 2000, an additional amount, not to exceed $5 million, would be payable to the seller in cash (Additional Consideration). The Agreement requires the Company to advance to the seller up to $2 million to be applied against the Additional Consideration with any unearned advance to be repaid with interest by March 31, 2001.

          Each share of the Series D Convertible Preferred Stock, with a $.01 par value and a $100 liquidation value, is non-voting and is convertible into 10 shares of common stock. Additionally, one quarter of the Series D Convertible Preferred Stock is redeemable on the first through fourth anniversaries of the issue date with the redemption amount payable in cash or in common stock at the Company's option.

          The $5 million short-term note accrues interest at the prime rate plus 1% and is due on or before September 30, 1997. The note may be extended on a monthly basis through December 31, 1997 upon the payment of all accrued interest and issuance of 2,500 shares of Series D Convertible Preferred Stock per month during the extension.

          The Company intends to continue homebuilding operations under the Galloway name in North Carolina and South Carolina.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a)       Financial Statements of Business Acquired.

          The required financial statements for Galloway are not available and will be filed by amendment hereto no later than 60 days after the date this report is required to be filed.

(b)       Pro Forma Financial Information.

          The required pro forma financial information will be filed at the time the required financial statements for Galloway are filed.

(c)       Exhibits.

          1 Purchase Agreement dated August 18, 1997 among The Fortress Group, Inc.; Fortress Galloway, Inc.; Don Galloway Homes, Inc.; Don Galloway Land, LLC; Galloway Limited Partnership; Thornblade, LLC, and the Persons named herein.

          2 Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of The Fortress Group, Inc.


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                                   SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            THE FORTRESS GROUP, INC.

Dated:  September 10, 1997                  By:  /s/ Jamie M. Pirrello
                                                 ---------------------
                                                 Jamie M. Pirrello
                                                 Chief Financial Officer